Exhibit 10.1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) made as of the 15th day of April, 2014, by and between Southport Business Park Limited Partnership, a North Carolina limited partnership (the “Landlord”) and Charles & Colvard, LTD., a North Carolina corporation (the “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a certain lease dated as of December 9, 2013, as amended by the First Amendment to Lease dated December 23, 2013 (collectively, the “Lease”), for certain premises located at 170 Southport Drive, Morrisville, Wake County, North Carolina (the “Demised Premises”), the Demised Premises being more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to modify the terms of the Lease to change the dates of the Lease, among other things;

NOW THEREFORE, in consideration of the premises contained herein, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Lease as follows:

1.	Page 2 and 3: Section 1.02 — TERM OF THE LEASE
In the second paragraph delete “April 15, 2014” and insert “May 23, 2014” in its place subject to the following:

Should Tenant cause any delays that are not cured within Tenant's two (2) days' notice and opportunity to cure as defined in Page 10: SECTION 3.05 — TENANT DELAYS of the Lease, the Commencement Date will automatically revert to May 16, 2014.

2.	Page 34 - EXHIBIT B-2 — CHANGES TO LANDLORD'S WORK. Landlord and Tenant acknowledge that the Town of Morrisville has required the following additions to Landlord's Work as depicted in Exhibit A of this Second Amendment:

•	The removal of a semi-circle drive at front door of the Building that will be replaced with a grassy landscaped area;

•	Sidewalk extension.

Such work shall be paid for as part of the Allowance, Additional Allowance, or by Tenant.

3.	Page 23 -SECTION 12.03 — SURRENDER OF DEMISED PREMISES. At the end of the first paragraph, add the following: Landlord and Tenant agree that Landlord, at the end of the Term, may require that Tenant remove the expanded concrete pads and sidewalk extension and that the cost of such removal will be split evenly between Landlord and Tenant.

4.	Tenant warrants that it has had no dealings with any broker or agent in connection with this Second Amendment, other than Aldene “Dee” Creech Osborne, SIOR of NAI Carolantic Realty and Matthew Cooke of Jones Lang LaSalle Brokerage, Inc., and covenants to pay, hold harmless and indemnify Landlord from and against, any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Second Amendment or the negotiation thereof.

Except as herein amended, the terms and conditions of said Lease shall remain in full force and effect. Each person signing as Landlord or Tenant warrants and represents that she or he is authorized to execute and deliver this Second Amendment and to make it a binding obligation of Landlord or Tenant.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed the date and year first above written.

LANDLORD:

SOUTHPORT BUSINESS PARK LIMITED PARTNERSHIP, a North Carolina limited partnership

By: SOUTHPORT BUSINESS PARK
INVESTORS CORPORATION, a North Carolina corporation, its general partner

BY:	/s/ Richard G. Sullivan
Richard G. Sullivan
Vice President

TENANT:

CHARLES & COLVARD, LTD, a North Carolina corporation

By:	/s/ Randy McCullough
Randy McCullough
President & CEO

EXHIBIT A — CHANGES TO LANDLORD’S WORK

The changes to Landlord’s Work required by the Town of Morrisville are depicted below: